                                                                     Exhibit 12.
                                                                     -----------


               GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES
               -------------------------------------------------

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               -------------------------------------------------




                                               Year ended December 31
                          --------------------------------------------------------------------
                              1995          1994          1993          1992          1991
                          ------------  ------------  ------------  ------------  ------------
Earnings:
  Earnings before
   income taxes           $409,628,000  $302,131,000  $200,537,000  $118,806,000  $ 92,176,000

Fixed charges:
  Interest                  57,313,000    41,619,000    51,155,000    44,868,000    48,957,000
  One-third rent             2,034,000     1,688,000     1,483,000     1,652,000     1,467,000
                          ------------  ------------  ------------  ------------  ------------
                            59,347,000    43,307,000    52,638,000    46,520,000    50,424,000
                          ------------  ------------  ------------  ------------  ------------
                          $468,975,000  $345,438,000  $253,175,000  $165,326,000  $142,600,000
                          ============  ============  ============  ============  ============


Fixed charges:
  Interest                $ 57,313,000  $ 41,619,000  $ 51,155,000  $ 44,868,000  $ 48,957,000
  One-third rent             2,034,000     1,688,000     1,483,000     1,652,000     1,467,000
                          ------------  ------------  ------------  ------------  ------------
                          $ 59,347,000  $ 43,307,000  $ 52,638,000  $ 46,520,000  $ 50,424,000
                          ============  ============  ============  ============  ============
Ratio of earnings
  to fixed charges (1)            7.90          7.98          4.81          3.55          2.83
                                  ====          ====          ====          ====          ====

(1) For purposes of computing the ratios, earnings consist of earnings before income taxes plus fixed charges.

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